Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bob’s Discount Furniture, Inc. of our report dated September 19, 2025, except for the effects of the reverse stock split discussed in Note 2 to the consolidated financial statements, as to which the date is January 26, 2026, relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-292627) of Bob’s Discount Furniture, Inc.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 9, 2026
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